EXHIBIT 23

Consent of independent public accountants

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into the Company’s previously filed Registration Statement File Nos. 033-63359, 333-64977 and 333-66419.

/s/Arthur Andersen LLP
Arthur Andersen LLP

Minneapolis, Minnesota
  September 24, 2001